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Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Nos. 333-106378 and 333-107163) and the Registration Statements on Form S-8 (Nos. 333-45954, 333-45956, 333-55614, 333-55946 and 333-103475) of Avaya Inc. of our report dated October 21, 2003, except for Note 20 as to which the date is December 11, 2003, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated October 21, 2003 relating to the financial statement schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Florham Park, New Jersey
December 12, 2003

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CONSENT OF INDEPENDENT AUDITORS